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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 2003, in the Registration Statement (Form F-3) and related Prospectus of SBS Broadcasting S.A. for the registration of 4,483,059 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 2003, with respect to the consolidated financial statements of SBS Broadcasting S.A. included in its Annual Report (Form 20-F/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Accountants

Amsterdam, The Netherlands
May 29, 2003

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CONSENT OF INDEPENDENT AUDITORS